Exhibit 10.1

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into as of August 22, 2011, between Tri-Valley Corporation (“Company”), a Delaware corporation, whose corporate address is 4927 Calloway Drive, Bakersfield, California 93312, and Gregory L. Billinger (“Consultant”).  Company and Consultant are sometimes herein individually called a “Party” and collectively the “Parties”.

WHEREAS, Consultant has the capability to provide to Company and/or its Affiliates (herein referred to individually or collectively as the context requires, as “Company”), the services indicated on Exhibit “A” to this Agreement (herein called “Services”); and

WHEREAS, Company wishes to contract with Consultant to provide the Services in compliance with the terms of this Agreement and generally accepted standards and practices in the petroleum industry.

NOW THEREFORE, The Parties agree as follows:

1.
Services to be Provided; Term. Consultant agrees to provide the Services listed on Exhibit “A” attached to this Agreement and which by this reference is incorporated herein. The Services shall be as specified and as reasonably requested by Company from time to time. Consultant shall report to the person designated by Company in performing the Services, as specified on Exhibit “A”. Consultant assumes complete professional and technical responsibility for performance of all Services and in accordance with all applicable laws, regulations, standards and codes. Consultant represents that he has the qualifications and ability to perform the Services in a professional manner, without the advice, control or supervision of Company.

The term of this Agreement is indicated on Exhibit “A”, and may be changed by mutual written agreement of the Parties hereto.

2.
Independent Consultant. Consultant enters into this Agreement as an independent consultant. Under no circumstances shall Consultant look to Company as its employer, nor as a partner, agent or principal. Consultant shall not be entitled to any benefits accorded to Company’s employees, including, without limitation, workers compensation, disability insurance, savings plans and sick pay. Consultant shall be responsible for providing, at its expense and in its name, disability, workers' compensation or other insurance. Consultant for himself, his heirs, executors, administrators and assigns, agrees to indemnify and hold harmless Company, its affiliated corporations, and their respective shareholders, directors, officers, employees, agents and representatives, from and against any and all such claims. Consultant shall pay, when and as due, any and all taxes, duties and other similar charges assessed or incurred as a result of Services or compensation hereunder, including estimated taxes. Consultant hereby agrees to indemnify Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by Company arising out of Consultant’s breach of this Section. Company is hereby authorized to make all withholding, value added tax or similar payments required by law as a deduction against the amount of compensation paid to Consultant hereunder.

3.
Compensation for Services. In consideration for performing the Services, Company shall pay Consultant compensation as provided on Exhibit “A” (“Compensation”). Compensation shall be paid on the basis specified on Exhibit “A”.

4.
Assignment. Consultant shall not have the right to assign this Agreement or subcontract any of the Services without the prior written consent of Company. Company may assign its rights and obligations hereunder to an affiliate or another entity involved in the subject matter of the Services. Company shall provide Consultant written notice of any such assignment.

5.
Confidentiality. All data, information, work papers, technology and reports obtained, accumulated, prepared or otherwise procured by Consultant in the course of performing the Services are and shall remain the sole property of Company and shall be kept confidential by Consultant, and shall be delivered over to Company at the termination of this Agreement.

Consultant agrees to abide by the Company’s ‘Confidential Information Sharing Agreement’ executed by the Parties dated August 17, 2011.

6.
Governing Law; Compliance. This Agreement shall be governed by and be construed in accordance with the laws of the State of California to the exclusion of rules that would refer any matter in dispute to the laws of another jurisdiction. Consultant shall comply with all laws applicable to its performance under this Agreement, including, without limitation, laws dealing with improper or illegal payments, gifts or gratuities. Consultant shall not pay, promise to pay, or authorize the payment of any money or other thing of value, directly or indirectly, to any person (whether a government official or private individual) for the purpose of inducing any government official, political party or official thereof to illegally or improperly assist in obtaining or retaining business for, or to take any other action favorable to, Company.

7.
Survival. The rights and obligations of the Parties under Paragraphs 5, 6, 7, 8, 9 and 10 shall survive the termination or completion of this Agreement and shall remain in full force and effect following termination of this Agreement for any reason.

8.
Entire Agreement. This Agreement, together with its Exhibits, contains the entire agreement between the Parties hereto with respect to the subject matter hereof. No amendment to this Agreement shall be binding upon either Party hereto, and supersedes all previous agreements, whether written or oral.

9.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and to their successors and permitted assigns.

10.
Notices. Any notice, request or other document to be given hereunder shall be in writing and delivered personally or sent by facsimile, telex or first class mail, postage prepaid, addressed to the addresses and persons to receive notices as specified on Exhibit “A”.

11.	Effective Date. The Effective Date of this Agreement shall be the date on which it is executed by the Parties (“Effective Date”).

IN WITNESS WHEREOF, this Agreement is executed as of August 22, 2011.

COMPANY	CONSULTANT

By: /s/ Maston N. Cunningham	By: /s/ Gregory L. Billinger
TRI-VALLEY CORPORATION	GREGORY L. BILLINGER

[EXHIBIT “A” ON FOLLOWING PAGE]

EXHIBIT “A” TO CONSULTING AGREEMENT

Name of Consultant:	Gregory L. Billinger

Address of Consultant:	[Provided under separate cover]

Telephone:	[Provided under separate cover]

E-mail:	[Provided under separate cover]

Description of Services to be performed by Consultant

Consultant shall provide Services comprising those duties and functions generally required as Chief Financial Officer of the Company. Such Services will include, but not limited to, responsibility for regulatory financial reporting, treasury and cash management, risk management, corporate compliance with internal and financial reporting controls, human resources, information technology, and other such duties and functions as agreed to by Company and Consultant.

Consultant will report to the Company’s President and Chief Executive Officer.

Compensation for Services; Payment Terms

For Services provided during Company’s regular business hours per workday, Company will pay Consultant US$15,000.00 per month or prorated portion thereof.

Expenses

In accordance with Company’s travel policies in effect at the time the expenses are incurred, Company shall also reimburse approved travel and other reasonable and necessary expenses while Consultant is performing Services. Consultant shall provide receipts and other evidence of the expenses to be reimbursed in accordance with such policies.

Invoices

Consultant shall submit monthly invoices for Services and expenses, and provide receipts and other evidence to support expenses for which reimbursement is requested. If Company disputes any portion of Consultant’s invoices, Company will immediately notify Consultant and seek to reconcile any differences.  Company will pay the undisputed portion of invoices within 20 business days after receipt of the invoice. After resolution of disputed portions of any invoice, Company shall also pay any amount of the disputed portion to be paid within 10 business days after reconciliation of the differences.

Term of Agreement

The term of this Agreement will commence as of August 22, 2011, and terminate in 90 days, unless terminated earlier by mutual agreement of the Parties. The Parties may extend the term of this Agreement by mutual agreement.  This Agreement may be terminated by either Party at any time by giving the other Party 30 days’ written notice. Notwithstanding the foregoing, either Party may terminate this Agreement immediately upon notice at any time that the other Party is in default of this Agreement.

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